2026 Business and Earnings Outlook March 31, 2026

This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the acquisition of Calpine Corporation, the pro forma combined company and its operations, strategies and plans, enhancements to investment-grade credit profile, synergies, opportunities and anticipated future performance and capital structure, and expected accretion to earnings per share and free cash flow. Information adjusted for the acquisition should not be considered a forecast of future results. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. The factors that could cause actual results to differ materially from the forward-looking statements made by Constellation Energy Corporation and Constellation Energy Generation, LLC, (the Registrants) include those factors discussed herein, as well as the items discussed in (1) the Registrants’ combined 2025 Annual Report on Form 10-K in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 18, Commitments and Contingencies; and (2) other factors discussed in filings with the SEC by the Registrants. Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this presentation. Neither Registrant undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this presentation. Cautionary Statements Regarding Forward-Looking Information 2

The Registrants report their financial results in accordance with accounting principles generally accepted in the United States (GAAP). Constellation supplements the reporting of financial information determined in accordance with GAAP with certain non-GAAP financial measures, including: • Adjusted Operating Earnings (and/or its per share equivalent) exclude certain costs, expenses, gains and losses and other specified items, including mark-to-market adjustments from economic hedging activities, interest rate swaps, and fair value adjustments related to gas imbalances and equity investments, decommissioning related activity, asset impairments, certain amounts associated with plant retirements and divestitures, pension and other post-employment benefits (OPEB) non-service credits, and other items as set forth in the Appendix • Free cash flows before growth (FCFbG) is cash flows from operations less capital expenditures under GAAP for maintenance and nuclear fuel, equity investments, and adjusted for changes in collateral and non-recurring costs-to-achieve (CTA) • Adjusted gross margin is defined as adjusted operating revenues less adjusted purchased power and fuel expense, excluding revenue related to decommissioning, gross receipts tax, variable interest entities, and net of direct cost of sales for certain end-user businesses – Adjusted operating revenues excludes the mark-to-market impact of economic hedging activities due to the volatility and unpredictability of the future changes in commodity prices – Adjusted purchased power and fuel excludes the mark-to-market impact of economic hedging activities and fair value adjustments related to gas imbalances due to the volatility and unpredictability of the future changes in commodity prices • Adjusted operating and maintenance (O&M) excludes direct cost of sales for certain end-user businesses, Asset Retirement Obligation (ARO) accretion expense from unregulated units and decommissioning costs that do not affect profit and loss, the impact from operating and maintenance expense related to variable interest entities at Constellation, and other items as set forth in the reconciliation in the Appendix Due to the forward-looking nature of our Adjusted Operating Earnings guidance, Projected Adjusted Gross Margin, and Projected Free Cash Flow Before Growth, we are unable to reconcile these non-GAAP financial measures to the comparable GAAP measures given the inherent uncertainty required in projecting gains and losses associated with the various fair value adjustments required by GAAP. These adjustments include future changes in fair value impacting the derivative instruments utilized in our current business operations, as well as the debt and equity securities held within our nuclear decommissioning trusts, which may have a material impact on our future GAAP results. Non-GAAP Financial Measures 3

This information is intended to enhance an investor’s overall understanding of period over period financial results and provide an indication of Constellation’s operating performance by excluding items that are considered by management to be not directly related to the ongoing operations of the business. In addition, this information is among the primary indicators management uses as a basis for evaluating performance, allocating resources, setting incentive compensation targets and planning and forecasting of future periods. These non-GAAP financial measures are not a presentation defined under GAAP and may not be comparable to other companies’ presentations of similarly titled financial measures. Constellation has provided these non-GAAP financial measures as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. These non-GAAP measures should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP measures provided in the materials presented. Non-GAAP financial measures are identified by the phrase “non-GAAP” or an asterisk (*). Reconciliations of these non-GAAP measures to the most comparable GAAP measures are provided in the appendices and attachments to this presentation. Non-GAAP Financial Measures Continued 4

Constellation Leads With Unmatched Opportunity

Positioned for Growth and Powering American Prosperity 6 Strong 20%+ Growth through 2029 • Base EPS* growth of 20%+ from 2026-2029 • Growth outlook excludes potential upside from: – Capturing premium value for 147 million MWhs of annual and available nuclear generation – Securing additional natural gas contracts – Accretive capital allocation • Targeting long-term rolling three-year Base EPS* growth of 10%+ Assets That Cannot be Replicated • Largest fleets of nuclear, natural gas and geothermal generation in the U.S. • Coast-to-coast fleet to support economic growth, electric system reliability and national security • New build cost of our ~55 GW fleet would be more than 3x our current enterprise value Driving Value through Capital Allocation • Strong investment grade balance sheet and growing free cash flow* enables our value-enhancing capital allocation framework: – Increase of share buyback authorization to $5.0B underscoring confidence in our outlook and executing on our future optionality – $3.9B of growth capital in projects at compelling returns – Scale that positions us to potentially bring natural gas, storage capacity and new nuclear uprates to the grid in the near term

# Constellation Has a Proven Track Record of Securing Long-Term Deals

## 5,650+ MWs of Long-Term Clean Energy Deals

| | |
|---|---|
| **Crane** | **835 MWs** from nuclear restart under virtual PPA |
| **Clinton** | **1,121 MWs** including uprate under virtual PPA |
| **State of New York** | **>3,000 MWs** preserved through ZEC extension to 2050 |
| **The Geysers** | **725 MWs** of firm geothermal energy under PPA |
| **Enterprise Customer Sales** | Long-term retail transactions for clean, firm MWhs |

## Data Center Deals at Natural Gas Plants

| | |
|---|---|
| **Thad Hill** | **>1,100 MWs** of agreements under contract for data center development |
| **Freestone** | |

## Long-Term Storage

| | |
|---|---|
| **Nova** | **~880 MWs** of contracted battery storage capacity |
| **Pastoria** | |
| **Santa Ana** | |
| **The Geysers** (1) | |

## Long-Term Agreements at Natural Gas Plants

| | |
|---|---|
| **Hermiston** | **~2,300 MWs** of various long-term structures that value capacity and reliability to serve end-use customers at premium pricing |
| **South Point** | |
| **Magic Valley** | |
| **Guadalupe** | |

(1) The Geysers contracted battery storage includes the West Ford Flat and Bear Canyon sites

7

Constellation.

~25% of Clean, Firm MWhs Under Contract – Largest Opportunity Ahead 8 E xp ec te d G en er at io n (M ill io n M W h s) Note: Items may not sum due to rounding (1) Includes nuclear and geothermal (2) 2029 previous contracted excludes New York ZEC 1.0 program originally slated to expire March 2029 (3) Includes Illinois CMC and ZEC programs (4) Contracted MWhs include long-term agreements and New York ZEC In the last 12 months, ~36 million MWhs (2029) have been committed to long-term agreements 31 31 48 74 74 183 147 81 80 Previous Current 12 Previous (2) Current 186 185 196 195 PTC Support / Available for Long-Term Agreement IL Contracted (3) Contracted (4) Expected Baseload Clean Generation (1) under Long-Term Agreements (January 2025 vs March 2026) 2026 2029 Constellation still has 147 million MWhs receiving PTC support but available to contract Contracting available MWhs at premium pricing will increase Base EPS* growth above 20%

Multiple Channels to Secure Long-Term, Premium-Priced Contracts 9 Clean, firm, reliable energy with coast-to-coast commercial presence Available land, water and infrastructure to support new build and colocation opportunities Scale and expertise in delivering new product solutions Flexible product structures, tailored for every customer segment and evolving needs Deep customer relationships exemplified by high renewal rates Anchoring colocated data centers and new builds with firm nuclear output Pairing data center contracts powered by gas generation with clean attributes Enabling nuclear-powered contracts with reliability solutions Sales of energy, capacity and clean attributes to enterprise C&I customers, utilities, cooperatives and municipals Conversion of CORe (1) customers to Hourly Carbon Free Energy (HCFE) solutions Balancing the clean attribute portfolio between short-term and long-term products to capture value Pathways to Additional Long-Term Contracts Constellation’s Competitive Advantage (1) CORe is the Constellation Offsite Renewables product

Regulatory Clarity in PJM Coming into View 10 Speed to Market – loads can connect immediately and receive power on an interruptible basis while waiting for network upgrades Flexibility – customers can decide how they take transmission service • Customers have a path for colocation • In front and behind-the-meter solutions permitted • Clear rules enable customers to decide what structure works best to meet their needs New FERC-Directed Service OptionsPJM Priority Workstreams Improve load forecasting for accurate long-term planning Implement reliability backstop auction Ability for large loads to curtail Equitable cost allocation to data centers Focus on preserving competitive markets Expedite interconnection to advance economic activity Extend price cap and floor

0% 20% 40% 60% 80% 100% 30% 40% 50% 60% 70% 80% 90% 100% Share of Hours S h ar e of M ax S ys te m P ea k Utilizing Spare System Capacity, Including Efficient Data Center Integration, Can Save U.S. Customers $110 - $170 Billion Over 10 Years (1) 11 50% of the time, 40% or more resources were idle 80% of the time, 30% or more resources were idle (1) The Untapped Grid, Brattle, March 2026 (2) 2025 PJM load data and internal calculations By adding load when and where there is spare capacity, the fixed costs of the generation, transmission, and distribution systems can be recovered across a broader base of electricity sales, and everyone will pay less for their electricity consumption as a result The Untapped Grid, Brattle, March 2026 2025 Load Duration Curve in PJM (2)

# Constellation is Doing Our Part to Bring Incremental Capacity

## Constellation Has a Path to Add or Extend the Output of ~9,350 MWs to the Grid



MWs
~750
~4,000
~5,725
~9,350
~9,350 MWs
2025
2026 – 2027
2028 – 2029
2030+
Total Near - Term
Nuclear Restart
Nuclear Uprate
Relicensing
Gas New Build
Battery New Build
Geothermal/Wind/Solar New MW
Demand Response

## MWs are Enabled Through Different Avenues

**~1,500 MWs**
possible with policy support

**~3,500 MWs**
extending useful lives through license renewals

**~4,350 MWs**
delivered or enabled with customer support

**Constellation can pair new incremental capacity with clean and firm nuclear energy to meet any new grid requirements**

12

Irreplicable Scale and Operational Excellence Matters

14 Constellation Powers America Coast-to-Coast Aligning on best practices across the organization for strategic and operational success Opportunities for cross-selling and product innovation Operating Calpine under a BBB+ balance sheet creates new avenues for commercial growth Note: Calpine assets pending divestiture and assets located in Canada are not included on the map (1) Based on percentage of 2025 MWhs produced in our portfolio, excluding Calpine assets pending divestiture (2) Other may include ISO-NE, IESO, MISO, SPP, AESO, and assets not located in an ISO Coast-to-coast scale – significant presence across every competitive market Retail territories Presence (40 states) Net Capacity (MW) 1 2,390 Facilities Nuclear Hydro Natural Gas/Oil Wind/Solar/Storage Geothermal % MWhs Produced (1)ISO 50%PJM 23%ERCOT 10%Other (2) 9%NYISO 8%CAISO

15 Constellation’s Suite of Unique Customer Solutions Leading C&I Customer Facing Platform in the Nation Customized Customer Solutions More than 80% of the Fortune 100 served ~190 million MWhs of C&I load served, roughly double the next largest supplier (1) Average customer duration is greater than five years ~275 Million MWhs of Combined Electric Load Served in 2025 (2)Continued Demand for Carbon-Free Products 2024 2025 Renewable Energy Options Carbon-Free Products Demand Response 55 60 35 20 25 15 30 10 10 5 Midwest Mid- Atlantic ERCOT New York New England 5 West Southeast 60 90 45 35 20 5 Wholesale Retail Note: Items may not sum due to rounding (1) EIA Form 861 data as of 2024 for competitors (2) Includes all retail and wholesale-related electric load served in 2025 by Constellation and Calpine 80%+ 190M MWhs 5+ Years

Nuclear & Geothermal Firm MWhs Constellation is the Largest Private-Sector Power Producer in the World (1) 16 298 250 232 213 199 191 185 143 133 123 Constellation Energy NextEra Energy Engie Duke Vistra Energy Enel Southern Eletrobras Iberdrola Berkshire Hathaway Energy Providing the Most Carbon-Free Power to the U.S. (million MWhs) 187 Constellation Energy NextEra Energy Duke Southern Berkshire Hathaway Energy Dominion Vistra Energy Entergy Xcel PSEG 192 141 81 55 55 54 53 40 31 31 Generating More MWhs than All Private-Sector Producers (million MWhs) Offering the Lowest Carbon Intensity to Customers (lb/MWh) (2) 299 377 581 687 799 839 850 911 962 1,315 Constellation Energy NextEra Energy Dominion Entergy Duke Berkshire Hathaway Energy Southern Xcel Vistra Energy AEP Note: Reflects 2024 regulated and non-regulated investor-owned generators (1) Benchmarking Air Emissions, December 2025. Constellation Energy adjusted for Calpine acquisition and pending divestitures. Engie, Enel, Eletrobras and Iberdrola sourced from Enerdata. (2) Carbon intensity per MWh vs top U.S. generators

Delivering Grid Reliability through Operational Excellence and Innovation 17 (1) Refueling outage days are not adjusted for ownership (2) Reported at ownership, excluding Salem and STP (3) Industry averages are based on CEG annual industry benchmarking (4) Reflects 100% of co-owned units operated by CEG Industry Leading Nuclear Operations Create Extra Power for the Grid Our Nuclear Fleet Operations Exceed Industry Averages ~4% higher capacity factor than the industry average (3) With a nuclear fleet capable of generating more than 180 million MWhs annually (4) Results in 8+ million incremental MWhs produced; equivalent to a reactor Additional power supports ~6.6 million households Average Nuclear Refueling Outage Days (1) Capacity Factor (%) (2) 90.9% 90.9% 90.4% 90.5% 2022 2023 2024 2025 94.8% 94.4% 94.6% 94.7% 21 21 19 22 2022 2023 2024 2025 40 38 33 38 Constellation Industry Average (3) Constellation Industry Average (3) New and innovative nuclear fuel designs will increase robust safety margins and help transition from an 18-month outage schedule to 24 months

Modern, High-Quality CCGT Fleet Opportunity for Increased Utilization 18 CCGT Utilization and Value Will Increase as Data Centers Paired with Peaking Resources Enter the Grid (3, 4) Approximately 80% of our ~27 GW Natural Gas Fleet Consists of Efficient, Modern Assets ~4 GW Peaker ~23 GW CCGT and CoGen 0% 20% 40% 60% 80% 100% 0 10 20 30 40 50 60 70 80 Share of Hours N et P ea k Lo ad ( G W ) 2025 Net Load 2030 Curtailable Net Load (5) Maximum CCGT Capacity Minimum CCGT Capacity CCGTs had some amount of excess capacity ~90% of the time in 2025 CCGTs could be fully utilized ~80% of the time in 2030 (1) Based on the Calpine acquisition announcement presentation of $26.6B enterprise value and 27.7 GW acquired (2) Based on internal estimate (3) ERCOT Capacity Demand Report, historical ERCOT load demand and internal calculations (4) Net load excludes wind, solar and curtailable load (5) Illustrative 20 GW of data center load were added to 2025 load demand to arrive at a 2030 load demand estimate. 2030 net load is capped at 80 GW from the ability to curtail. CCGT and CoGen Natural Gas is Difficult, Lengthy and Expensive to Replace At replacement cost, the Calpine natural gas assets are worth ~$65B, over 2x the amount paid Illustrative View of ERCOT’s Increasing Load $960 $1,400 0 500 1,000 1,500 2,000 2,500 3,000 $ /K W Calpine Implied Acquisition (1) Peaking Replacement Cost (2) CCGT Replacement Cost (2) $3,000 $2,500

Financial Strength Enables Execution

Key Financial Highlights 20 Initiating 2026 Adjusted Operating Earnings* guidance of $11.00 – $12.00 per share (1) Initiating 2026 Guidance Increasing Share Buyback Deploying Growth CapEx Credit Ratings Affirmed Increasing total available share buyback authorization to $5.0B $3.9B of growth CapEx to be invested in the business with compelling double-digit returns (1) Full-year 2026 earnings guidance is based on expected average diluted common shares outstanding of 361 million Moody’s and S&P affirmed Constellation’s ratings at Baa1 and BBB+, respectively, following the Calpine acquisition close

Base Earnings are Easily Calculated with Revised Modeling Tools 21 Additional modeling details can be found in the appendix starting on page 30 Enhanced Earnings (30-40% of Total) Base Earnings (60-70% of Total) Earnings that reflect additional value above base earnings Earnings that are consistent, visible and easy to calculate that will grow over time through long- term contracting, returns on contracted organic growth, PTC inflation adjustment and share repurchases • Forward power prices above base assumptions • Commercial margins above 10-year average • Capturing outsized value from volatility • Long-term contracts on generation fleet • Available nuclear generation at PTC floor (assuming 2% inflation) • Minimum expected earnings for fossil generation anchored by historical results • 10-year historical and forward weighted average commercial margins and volume

Initiating 2026 Adjusted Operating Earnings* Guidance of $11.00 - $12.00 Per Share (1) 22 $6.65 - $6.75 ~40% of Total 2026 (2) $7.60 - $7.70 35% - 40% of Total 2027 $11.40 - $11.90 30% - 35% of Total 2029 Guidance Range $11.00 - $12.00 (1) Full-year 2026 earnings guidance is based on expected average diluted common shares outstanding of 361 million (2) 2026 disclosures include earnings contribution from assets to be divested in 2H 2026 (3) Forward looking market prices as of 12/31/2025 2029 Projection Includes: 2029 Projection Does Not Include: • Incremental long-term deals • Higher gas plant utilization • Expanding Commercial margins • Higher return growth investments • Announced nuclear and gas long-term offtakes • Nuclear PTC at 2% inflation • Average Commercial margins • Current expectations (3) for forward looking market prices Enhanced Base

# Opportunities Create Meaningful Upside to 2029 Adj. EPS* (1)

## Additional Optionality for 2029



Enhanced
Base
30% - 35%
$11.40 – $11.90
2029
2029 (2)

## Base Earnings Opportunities in 2029

| Opportunity | Description | Earnings Impact | Upside to '26-'29 Base EPS CAGR |
|---|---|---|---|
| 1 GW Nuclear PPA | $20-$50/MWh premium to PTC floor | $0.40 - $1.00 | 1% - 3% |
| 1 GW Natural Gas Powered Land | $10-$25/MWh premium for long-term agreement | $0.20 - $0.50 | 1% - 2% |
| Natural Gas Capacity Factor | 1% - 2% increased utilization driven by higher spark spreads (3) | $0.10 - $0.20 | ~1% |
| Commercial margin | $0.25 - $0.50 increase to average margins | $0.10 - $0.30 | ~1% |
| Increase to PTC Floor (4) | PTC inflation at 3% vs 2% | $0.30 | 1% |
| Capital Allocation | Share repurchases, growth investments, etc. | $0.50 + | 2% + |

## Enhanced Earnings Opportunities in 2029

| Opportunity | Description | Earnings Impact |
|---|---|---|
| Nuclear Fleet Power Prices | $1 - $3 power price increase for MWhs not under contract (above PTC floor) | $0.30 - $1.00 |
| Gas Fleet Spark Spreads | $1 - $3 spark increase on open MWhs | $0.15 - $0.35 |

(1) Opportunities may not be additive
(2) Illustrative
(3) Assumes 1% -2% change in capacity factor calculated at $20 average base spark spread
(4) Increase to PTC floor for 2029 only. Assuming 3.5% inflation, the 2031 PTC price would be $56/MWh, equating to $1.55 per share in Base EPS* accretion. See slide 41 for additional PTC impacts.

23

Constellation

Capital Allocation Priorities Remain Critical to Our Investment Thesis 24 Delivering Value to Our Shareholders Maintain Strong Investment Grade Credit Metrics Annual Dividend with Targeted 10% Growth per Annum Return Excess Cash to Shareholders Invest CapEx for Long-Term Growth at Double-Digit Unlevered Returns

Proven Track Record of Successful Capital Deployment 25 Historic restart of the 835 MW Crane Clean Energy Center Adding MWs to existing units for the grid and customers Adding MWs to the grid across regions and fuel types Gas, Renewables and Storage Nuclear Uprates Capital improvements for approximately 2.9 GWs approved by the Nuclear Regulatory Commission (NRC) for license renewals (1) Acquisitions of Calpine and the South Texas Project Electric Generating Station Value Added Capital Deployment Remains our Priority Historical Capital Deployment has Positioned Constellation for Success Share Repurchases and Dividends Investments in Nuclear Uprates and Relicensing Byron Clean Energy Center The Geysers Crane Clean Energy Center Nuclear Site License Renewals (1) NRC approvals in 2025 include the Clinton and Dresden Clean Energy Centers, totaling 2.9 GWs of capacity

Priorities for 2026-2027 Available Cash 2026-2027 Free Cash Flow Generation Supported by Calpine Contribution of $4.0B+ Strong Free Cash Flow Drives Capital Allocation Opportunities 26 $0.8 $13.6 $8.4 $4.5 Cash Available at YE 2025 Net of Calpine Cash Uses Cumulative FCFbG* Generated Asset Sales (after-tax) 2026-2027 Total Available Cash ($3.9) Identified Growth ($1.3) Dividend ($3.4) Deleveraging ($5.0) Authorized Share Repurchases ($B) Returning capital to shareholders with $5.0B authorization. Cumulatively, Constellation has repurchased ~17.4 million shares. Growing dividend at 10% per annum Growth CapEx across generation types at compelling returns Rightsizing balance sheet to maintain BBB+/Baa1 credit ratings

Strong BBB+/Baa1 Balance Sheet is a Competitive Advantage Rating Agencies Affirm Constellation’s Credit Ratings Investors and the Department of Energy (DOE) Validate the Long-Term Importance of the Nuclear Portfolio Fixed Income Investors Support 40-Year Notes • Issued $2.75B of Constellation senior notes in January 2026, highlighted by $800M of 40-year unsecured notes at sub-6% coupon • Since close of the CEG/Calpine transaction, more than 95% of Calpine’s corporate debt has been retired or exchanged into Constellation debt The DOE Supports Crane Clean Energy Center through $1.0B Loan • Loan awarded under the DOE’s Energy Dominance Financing Program • Marks the first time the DOE Loan Programs Office has concurrently finalized a conditional loan commitment and financial close 27 • Moody’s and S&P affirmed Constellation’s ratings at Baa1 and BBB+, respectively, following the Calpine acquisition close • Moody’s revised its downgrade threshold for the Baa1 rating at Constellation to 25% FFO/Debt (from 30% FFO/Debt)* • Calpine’s ratings have been raised to investment grade by Moody’s, S&P, and Fitch, reflecting Calpine as core to Constellation Calpine (1)Constellation (1) Baa1Baa1Moody’s BBB+BBB+S&P BBBN/RFitch (1) Reflects senior unsecured rating for Constellation Energy Generation, LLC and Calpine LLC, respectively. Ratings shown have Stable outlook.

Positioned for Growth and Powering American Prosperity 28 Strong 20%+ Growth through 2029 • Base EPS* growth of 20%+ from 2026-2029 • Growth outlook excludes potential upside from: – Capturing premium value for 147 million MWhs of annual and available nuclear generation – Securing additional natural gas contracts – Accretive capital allocation • Targeting long-term rolling three-year Base EPS* growth of 10%+ Assets That Cannot be Replicated • Largest fleets of nuclear, natural gas and geothermal generation in the U.S. • Coast-to-coast fleet to support economic growth, electric system reliability and national security • New build cost of our ~55 GW fleet would be more than 3x our current enterprise value Driving Value through Capital Allocation • Strong investment grade balance sheet and growing free cash flow* enables our value-enhancing capital allocation framework: – Increase of share buyback authorization to $5.0B underscoring confidence in our outlook and executing on our future optionality – $3.9B of growth capital in projects at compelling returns – Scale that positions us to potentially bring natural gas, storage capacity and new nuclear uprates to the grid in the near term

29 Appendix Financial Support

# Base Earnings are Easily Calculated with Updated Modeling Tools

| Revised Base Gross Margin Inputs | |
|---|---|
| **Base Gross Margin** | **Details** |
| **Contracted Clean** | • Carbon-free contracted generation for more than 5 years<br>• Includes nuclear, solar, wind, storage and geothermal<br>• Contracts that include energy, capacity, attributes, infrastructure and/or state program revenue |
| **Available Nuclear** | • CMC units<br>• Remaining units (PTC) |
| **Natural Gas and Oil** | • Contracted fossil/other generation for more than 5 years<br>• Non-contracted fossil/other volume and spark spreads |
| **Wind/Solar/Hydro** | • Carbon-free generation contracted for less than 5 years and merchant carbon-free generation |
| **Non-Nuclear Capacity** | • Cleared and bilaterally sold capacity volumes with minimum expected price |
| **Commercial Margin** | • Average historical/forward 10-year unit margin and forecasted volume<br>• Other non-commodity customer margin<br>• Other commercial margins (~$475M/yr) |

30

Constellation.

# Constellation Modeling Tools for Base Earnings



$6.65 - $6.75
$7.60 - $7.70
2026
2027

| Gross Margin* (Base Only) (1) | 2026 Quantity | 2026 Prices | 2027 Quantity | 2027 Prices |
|---|---|---|---|---|
| **Available Nuclear** | | | | |
| Illinois CMC Units (2) | 53 million MWhs | $34.09 /MWh | 23 million MWhs | $34.50 /MWh |
| Remaining Units – PTC w/ 2% Inflation (3) | 101 million MWhs | $44.75 /MWh | 127 million MWhs | $45.75 /MWh |
| **Contracted Clean (4)** | 36 million MWhs | $70.00 /MWh | 45 million MWhs | $70.00 /MWh |
| **Natural Gas/Other Energy (5)** | | | | |
| ERCOT | 71 million MWhs | $21 spark spread | 68 million MWhs | $22 spark spread |
| West | 25 million MWhs | $25 spark spread | 25 million MWhs | $25 spark spread |
| Other | 31 million MWhs | $15 spark spread | 26 million MWhs | $16 spark spread |
| **Wind/Solar/Hydro** | 4 million MWhs | $50.00 /MWh | 4 million MWhs | $50.00 /MWh |
| **Non-Nuclear Capacity (5)** | | | | |
| West (RA) | 5,400 MWs | $165 /MWd | 5,400 MWs | $165 /MWd |
| Mid-Atlantic/Midwest | 4,600 MWs | $200 /MWd | 3,000 MWs | $200 /MWd |
| New England | 2,500 MWs | $85 /MWd | 2,500 MWs | $85 /MWd |
| **Commercial** | **Projected Volumes** | **Average Margin** | **Projected Volumes** | **Average Margin** |
| Power Margins | 245 million MWhs | $4.25 - $4.35 /MWh | 245 million MWhs | $4.25 - $4.35 /MWh |
| Gas Margins | 835 million dth | $0.40 - $0.45 /dth | 850 million dth | $0.40 - $0.45 /dth |
| Non-Commodity Customer Margin | ~$150M | | ~$175M | |
| Other Commercial Margin | ~$475M | | ~$475M | |
| **Nuclear Fuel Amortization** | 179 million MWhs | ($5.75 - $5.80) /MWh | 184 million MWhs | ($6.45 - $6.50) /MWh |

Note: 2026 earnings guidance based on expected average shares outstanding of 361 million. 2027 assumes average shares outstanding are held flat and is not reflective of capital allocation plans.
(1) Reflected at ownership share; includes Salem and STP
(2) Reflects calendar year price based on weighted average CMC price for 2024/2025, 2025/2026, and 2026/2027 planning years
(3) To the extent we receive nuclear PTCs, the value will be reflected in revenues on the GAAP financial statements
(4) Includes NY ZEC which reflects the total of energy, capacity, and ZEC consistent with the rate-setting mechanism
(5) 2026 disclosures include earnings contribution from assets to be divested in 2H 2026

31

Constellation

# Constellation Additional Modeling Inputs and Information

| | 2026 (1) | 2027 |
|---|---|---|
| **Other Base Modeling Inputs** | | |
| Adjusted O&M* (Excl. Performance Incentive Adj.) (2) | ($6,900) | ($7,025) |
| TOTI (3) | ($675) | ($675) |
| Other, Net | - | - |
| Depreciation and Amortization | ($1,825) | ($2,000) |
| Base Interest Expense, Net (4) | ($700) | |
| Effective Tax Rate including / excluding PTC (5) | 26% / 26% | 25% / 26% |
| **Enhanced Modeling Tools** | | |
| Adjusted Gross Margin* (Enhanced Only) | $2,575 - $2,775 | $2,150 – $2,550 |
| Performance Incentive Adjustment (Applied Against Enhanced Earnings) (6) | ($75) | ($50) |
| Enhanced Interest Expense, Net (7) | ($200) | |
| **Additional Information For Enhanced Tools** | | |
| Power Margins Above Average | - | - |
| Percentage of Nuclear Fleet in PTC Zone as of 12/31/2025 | 0% | 0% |
| **Reference Prices as of 12/31/2025** | | |
| NIHub ATC ($/MWh) | $40.48 | $42.87 |
| PJM – W ATC ($/MWh) | $55.36 | $59.27 |
| New York Zone A ATC ($/MWh) | $58.93 | $57.84 |
| ERCOT – N ATC Spark Spread ($/MWh) | $25.52 | $28.25 |
| ERCOT – N Peak Spark Spread ($/MWh) | $31.66 | $33.50 |

Note: 2026 earnings guidance based on expected average shares outstanding of 361 million. 2027 assumes average shares outstanding are held flat and is not reflective of capital allocation plans.
(1) 2026 disclosures include earnings contribution from assets to be divested in 2H 2026
(2) Adjusted O&M* excludes impact from performance O&M associated with higher enhanced earnings. Total adjusted O&M* is $6,975 million and $7,075 million for 2026 and 2027, respectively.
(3) TOTI excludes gross receipts tax
(4) Base Interest expense excludes portion of interest attributable to re-levering following Calpine acquisition and is not reflective of capital allocation. Includes interest income from cash on hand.
(5) Reflects effective tax rate including/ excluding impact of forecasted PTC revenues as of 12/31/2025. To the extent we receive nuclear PTCs, the value will be reflected in revenues on the GAAP financial statements.
(6) Reflects additional O&M for compensation expense related to overperformance
(7) Interest attributable to re-levering following Calpine acquisition

32

Constellation.

Detailed Modeling Inputs for Base Earnings 33 (1) Reflects calendar year price based on weighted average CMC prices across planning years (2) Values include NY ZEC which is total of energy, capacity and ZEC consistent with rate-setting mechanism (3) Includes Salem and STP Detailed Base Earnings Modeling Inputs Available Nuclear 2026 2027 2028 2029 2030 Illinois CMC million MWhs 53 23 Illinois CMC $/MWhs (1) $34.09 $34.50 Remaining Units million MWhs 101 127 148 146 147 Remaining Units - PTC w/2% Inflation $/MWh $44.75 $45.75 $48.88 $49.88 $49.88 Contracted Clean Contracted Clean million MWhs 36 45 53 54 53 Contracted Clean $/MWhs (2) $70.00 $70.00 $77.00 $85.00 $88.00 Total Nuclear Volumes (million MWhs) 179 184 190 188 189 Number of Planned Refueling Outages (3) 15 15 13 15 14

CCGT Fleet Offers Near-Term Downside Protection with Upside Optionality 34 Multiple Paths to Sell Output of Our Gas Fleet Near-Term Volatility is Limited by Hedges and Contracted Sales while Maintaining Optionality 20% 80% 2026 20% 70% 10% 2027 20% 60% 20% 2028 20% 35% 45% 2029 Contracted Offtake MWhs Hedged MWhs Open MWhs • Block power sales • Heat rate call options • Load sales to end customers • Long-term agreements with customers that provide earnings visibility at premium prices • Opportunity to capture higher value as contracts renew over time • Does not include grid access deals Note: Reflects percentage of total portfolio CCGT MWhs rounded to the nearest 5%

Natural Gas/Other Energy Base Gross Margin Mix of Contracted and Available Volume 35 Percentage of Natural Gas/Other Energy Base Gross Margin Attributable to Contracts 28% 72% 2026 31% 69% 2027 33% 67% 2028 33% 67% 2029 33% 67% 2030 Available for Long-Term Agreement Contracted ~70% of natural gas/other energy Base gross margin is calculated using an average regional spark spread of $15 - $20/MWh ~30% of natural gas/other energy Base gross margin is calculated using premiums for long-term agreements

# CCGT Sensitivities to Market Conditions (Illustrative)

## Sensitivities to Power Price and Dispatch Changes by Year

*The power price sensitivity is an illustrative scenario where fuel prices stay flat:*

| Capacity Factor Change (1) | Power Price Change ($/MWh) | 2026 ($M) | 2027 ($M) |
|---|---|---|---|
| +/- 2% | 10 | 125 | 200 |
| | 5 | 100 | 150 |
| | (5) | (75) | (125) |
| | (10) | (50) | (150) |
| +/- 1% | 10 | 75 | 150 |
| | 5 | 50 | 100 |
| | (5) | (25) | (75) |
| | (10) | (25) | (125) |

## Sensitivity to Commodity Prices

- When MWhs are fully hedged, P&L variance is driven by heat rate changes and associated redispatch against prices:
  - When prices move higher, the units generate greater output and earn a higher spark spread. The original hedged volumes still receive the illustrative spark spread (2).
  - When prices move lower, the units generate less output and earn a lower spark spread. The original hedged volumes still receive the illustrative spark spread (2).
  - Multiple capacity factor scenarios illustrate that price moves and associated redispatch will not be uniform across all regions, and the shape will vary by delivery month
- When not fully hedged, variance is also driven by uncommitted positions

Note: Items may not sum due to rounding
(1) Positive capacity factor variances correspond to positive price variances. The converse is true for negative values.
(2) The illustrative spark spread assumed is $25/MWh

36

Constellation.

# Constellation Cleared/Committed Capacity Detail [1]

**Volumes and prices for cleared/committed capacity differ from Base earnings capacity assumptions and are not additive to Base earnings**

| | 2025/2026 | | 2026/2027 | | 2027/2028 | |
|---|---|---|---|---|---|---|
| **PJM** | **Volume (MW)** | **Price ($/MWd)** | **Volume (MW)** | **Price ($/MWd)** | **Volume (MW)** | **Price ($/MWd)** |
| **Nuclear** | | | | | | |
| ComEd (CMC units) [2] | 6,200 | n/a | 6,200 | n/a | | |
| Other PJM | 9,350 | $270 | 9,350 | $329 | 15,525 | $333 |
| **Total Nuclear** [3] | **15,550** | | **15,550** | | **15,525** | |
| **Fossil/Other** [4] | | | | | | |
| BGE | 325 | $466 | 375 | $329 | 375 | $333 |
| Other PJM [5] | 5,825 | $270 | 6,225 | $329 | 2,575 | $333 |
| **Total Fossil/Other** [6] | **6,150** | | **6,600** | | **2,950** | |

| **MISO** | **Volume (MW)** | **Price ($/MWd)** |
|---|---|---|
| **Total Nuclear** | 1,100 | $217 |

| **ISO-NE** | **Volume (MW)** | **Price ($/MWd)** | **Volume (MW)** | **Price ($/MWd)** | **Volume (MW)** | **Price ($/MWd)** |
|---|---|---|---|---|---|---|
| **Fossil/Other** | | | | | | |
| NEMA/SEMA [7] | 1,075 | $87 | 1,025 | $85 | 875 | $118 |
| NH/ME | 1,150 | $83 | 1,250 | $85 | 1,200 | $118 |
| **Total ISO-NE** | **2,225** | | **2,275** | | **2,075** | |

| | 2026 | | 2027 | | 2028 | |
|---|---|---|---|---|---|---|
| **CAISO** | **Sold (MW)** | **% Sold** | **Sold (MW)** | **% Sold** | **Sold (MW)** | **% Sold** |
| **Net Qualifying Capacity** [8] | 5,925 | 95% | 5,875 | 95% | 5,275 | 85% |

(1) Volumes are rounded and reflect Constellation's ownership share of partially owned units
(2) Revenues above the CMC value are returned to customers
(3) Capacity revenue for nuclear units are included in the gross receipts calculation for the PTC and therefore should not be incorporated separately into Base earnings calculations
(4) Assets to be divested in 2026 are reflected in planning years 2025/2026 and 2026/2027
(5) Other PJM includes ~400MW committed in bilateral agreement that will be available for future capacity auctions
(6) Base earnings for fossil/other capacity assumes a clearing price of $200/MWd
(7) NEMA: Northeastern Massachusetts and Boston; SEMA: Southeastern Massachusetts
(8) Net Qualifying Capacity excludes batteries and storage and includes ~700MW for Geysers that are included in Clean Contracted and therefore should not be incorporated separately into Base earnings calculations

37

Constellation

Constellation Adjusted O&M* and Capital Expenditures 38 ($M) Note: All amounts rounded to the nearest $25M. Items may not sum due to rounding. (1) GAAP to Non-GAAP reconciliation for Adjusted O&M* can be found on slide 61 (2) Includes Non-Nuclear cash CapEx at 100% ownership Investing for Long-Term Value through CapEx (2)Adjusted O&M* 2026-2027 (1) ($M) $1,950 $1,725 $1,325 $1,475 $2,400 $1,500 2026E 2027E $5,675 $4,700 Growth Fuel Baseline $6,975 $7,075 2026E 2027E Adjusted O&M*

# Long-Term Debt Maturity Profile (1)


Projected balances as of 3/31/26
($M)
$334
$1,950
$79
$647
$105 (3)
$2,393
$600
$500
$900
$350
$788
$900
$900
$800
2026
2027
2028
2029
2030
2031
2032
2033
2034
2039
2040
2041
2042
2053
2054
2066
Corporate Long-Term Debt
CEG Sr. Notes
CEG Tax-Exempt Bonds (4)
CPN Sr. Notes

*Projected balances as of 3/31/26*

| Long-Term Debt Balances ($B) (2) | CEG | CPN | Total |
|---|---|---|---|
| Corporate Long-Term Debt | $11.1 | $0.1 | $11.2 |
| Subsidiary Debt | $1.3 | $5.0 | $6.3 |
| **Total Long-Term Debt** | **$12.4** | **$5.1** | **$17.5** |

After addressing ~$7.5B of Calpine debt since the acquisition close, Constellation's corporate long-term debt will have a **weighted average maturity of ~12.5 years and weighted average cost of 5.25%**

Note: Items may not sum due to rounding
(1) Maturity profile excludes subsidiary debt, corporate term loans, P-Cap facility, securitized debt, energy efficiency project financing, capital leases, unamortized debt issuance costs and unamortized discount/premium. Balances have been adjusted to exclude ~$2.7B of Calpine notes retired in February and March 2026
(2) Long-term debt balances reflect anticipated proforma financials as of 3/31/2026 and have been adjusted to exclude ~$2.7B of Calpine notes retired in February and March 2026. Balances include instruments reflected in the maturity profile, as well as subsidiary debt and energy efficiency project financings
(3) Remaining "stub" balance relates to the 3.75% Calpine senior notes following the obligor exchange completed in January and is expected to remain at Calpine given the attractive coupon
(4) Maturity profile reflects mandatory purchase dates for tax-exempt notes

Constellation

20 25 30 35 40 45 50 55 60 20 25 30 35 40 45 50 55 60 Market Revenues ($/MWh) M ar ke t R ev en u es + P T C ( $ / M W h ) 40 PTC Provides Support for Nuclear Units When Revenues Fall Below $44.75/MWh (1) Illustrative Payoff Dynamics for Non-State-Supported Units in 2026 • The PTC provides support of up to $15.00/MWh for units when revenues are between $26.00/MWh and $44.75/MWh while preserving the ability of the unit to participate in upside from commodity markets • The green line assumes revenues of $47.00/MWh. Since it is above the $44.75/MWh PTC phase out, units would not receive PTC value. • When revenues fall below the $44.75/MWh phase out, the PTC will provide revenue support for the units, bringing effective realized revenues back to $44.75/MWh • Assuming revenues of $35.00/MWh, the orange line, we would expect units to receive $7.80/MWh PTC, bringing the total value the unit would receive to $42.80/MWh and $45.40/MWh (2) on a tax adjusted basis Competitive Unit Payoff $35/MWh $47/MWh PTC provides support from $26/MWh - $44.75/MWh (1) See H.R. 5376 for additional details; all numbers assume that prevailing wage requirements are satisfied (2) Grossed up assuming 25% tax rate

# Inflation of Nuclear Production Tax Credit (1)

## PTC Overview

- The PTC is in effect through 12/31/32
- In 2025, Constellation qualified for the nuclear PTC up to $15.00/MWh; the PTC amount is reduced by 80% of gross receipts exceeding $26.00/MWh, phasing out completely after $44.75/MWh
- The nuclear PTC can be credited against taxes or monetized through sale to an unrelated taxpayer

## PTC Inflation Adjustment

- Starting in 2025, the maximum PTC and gross receipts threshold are subject to an inflation adjustment based on the GDP price deflator for the preceding calendar year:

$$\text{Inflation Adjustment} = \frac{\text{GDP price deflator in preceeding year}}{\text{GDP price deflator in 2023}}$$

- Maximum PTC is rounded to nearest $2.50/MWh and gross receipts threshold is rounded to nearest $1.00/MWh

## Example Inflation Adjustments (2)

| | 2.0% Inflation Adjustment (3) | | | 2.5% Inflation Adjustment | | | 3.0% Inflation Adjustment | | | 3.5% Inflation Adjustment | | | Impact to Base EPS* (4) | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | Maximum PTC | Gross Receipts Threshold | Power Price At Which PTC=$0 | Maximum PTC | Gross Receipts Threshold | Power Price At Which PTC=$0 | Maximum PTC | Gross Receipts Threshold | Power Price At Which PTC=$0 | Maximum PTC | Gross Receipts Threshold | Power Price At Which PTC=$0 | 2.5% | 3.0% | 3.5% |
| 2024 | $ 15.00 | $ 25.00 | $ 43.75 | $ 15.00 | $ 25.00 | $ 43.75 | $ 15.00 | $ 25.00 | $ 43.75 | $ 15.00 | $ 25.00 | $ 43.75 | n/a | n/a | n/a |
| 2025 | $ 15.00 | $ 26.00 | $ 44.75 | $ 15.00 | $ 26.00 | $ 44.75 | $ 15.00 | $ 26.00 | $ 44.75 | $ 15.00 | $ 26.00 | $ 44.75 | n/a | n/a | n/a |
| 2026 | $ 15.00 | $ 26.00 | $ 44.75 | $ 15.00 | $ 26.00 | $ 44.75 | $ 15.00 | $ 26.00 | $ 44.75 | $ 15.00 | $ 27.00 | $ 45.75 | $ - | $ - | $ 0.20 |
| 2027 | $ 15.00 | $ 27.00 | $ 45.75 | $ 15.00 | $ 27.00 | $ 45.75 | $ 17.50 | $ 27.00 | $ 48.88 | $ 17.50 | $ 27.00 | $ 48.88 | $ - | $ 0.80 | $ 0.80 |
| 2028 | $ 17.50 | $ 27.00 | $ 48.88 | $ 17.50 | $ 28.00 | $ 49.88 | $ 17.50 | $ 28.00 | $ 49.88 | $ 17.50 | $ 28.00 | $ 49.88 | $ 0.30 | $ 0.30 | $ 0.30 |
| 2029 | $ 17.50 | $ 28.00 | $ 49.88 | $ 17.50 | $ 28.00 | $ 49.88 | $ 17.50 | $ 29.00 | $ 50.88 | $ 17.50 | $ 29.00 | $ 50.88 | $ - | $ 0.30 | $ 0.30 |
| 2030 | $ 17.50 | $ 29.00 | $ 49.88 | $ 17.50 | $ 29.00 | $ 50.88 | $ 17.50 | $ 30.00 | $ 51.88 | $ 17.50 | $ 30.00 | $ 51.88 | $ 0.30 | $ 0.60 | $ 0.60 |
| 2031 | $ 17.50 | $ 29.00 | $ 50.88 | $ 17.50 | $ 30.00 | $ 51.88 | $ 17.50 | $ 31.00 | $ 52.88 | $ 20.00 | $ 31.00 | $ 56.00 | $ 0.30 | $ 0.60 | $ 1.55 |
| 2032 | $ 17.50 | $ 29.00 | $ 50.88 | $ 17.50 | $ 30.00 | $ 51.88 | $ 20.00 | $ 32.00 | $ 57.00 | $ 20.00 | $ 33.00 | $ 58.00 | $ 0.30 | $ 1.85 | $ 2.15 |

(1) See H.R. 537 for additional details; all numbers assume that prevailing wage requirements are satisfied
(2) Annual inflation adjustment is consistent with past published guidance for renewable energy credits, published annually
(3) Reflects published inflation adjustment for 2024 of 2.482%
(4) Assumes expected average shares outstanding of 361 million and effective tax rate of 26% across all years

41

Constellation

New York Zero-Emission Credit (ZEC) Overview and Timelines 42 Apr ’17 Mar ‘29 New York ZEC ProgramProgram Elements Under the state’s clean energy standard, load serving entities must purchase Zero Emission Credits from NYSERDA who purchases them from the eligible nuclear plants. General Description PSC selects units based on: • In service date of January 1, 2015 or earlier • Operating pursuant to an NRC operating license • A demonstrated need for financial assistance beyond 2029 • In compliance with state and federal authorizations Eligibility ZEC 1.0 Program: 12 years (six 2-year periods) ZEC 2.0 Program: 20.75 years (one stub period and 10 2-year periods) Term Tranche 5: Fixed at $14.76/MWh Tranche 6: Max Rate $29.15/MWh Tranches 7-17: Escalating with NYSDEC’s 2023 Social Cost of Carbon ZEC Price $39/MWh net Basis Adjustment and Market Price IndexPrice Adjustment(s) December ‘49Apr ’29 Dec ‘49 ZEC 2.0 Program (Tranches 7-17)ZEC 1.0 Program (Tranches 1-6) Combined Market and ZEC Revenue ($/MWh) (1) Year $72.012030/31 $75.852032/33 $79.942034/35 $84.312036/37 $88.952038/39 $93.902040/41 $98.022042/43 $103.572044/45 $109.482046/47 $115.752048/49 (1) State of New York Public Service Commission Order Extending Zero-Emissions Credit Program, January 22, 2026

# Illinois State Programs Overview and Timelines

| Program | Timelines | | Included Nuclear Sites |
|---|---|---|---|
| Carbon Mitigation Credits (CMC) | June '22 | May '27 | Braidwood, Byron and Dresden Clean Energy Centers |
| Zero-Emission Credits (ZEC) | June '17 | May '27 | Clinton and Quad Cities Clean Energy Centers |

| Program Elements | Illinois CMC Program |
|---|---|
| Product | • A CMC represents the environmental benefits of 1 MWh of carbon-free nuclear generation<br>• Suppliers are selling environmental attributes only, not energy or capacity<br>• Procurement quantity is 54.5 TWh per year (3 plants) |
| CMC Price | • Suppliers bid an "all-in" price, not a fixed credit price<br>– Supplier payment = Bid Price – Energy Index – Capacity Index – Other Subsidies (e.g., PTC)<br>– Energy Index = average day-ahead price at selected nuclear plants<br>– Capacity Index = ComEd zone capacity price<br>• Payment can be positive (to supplier) or negative (to buyer) |
| Bid Price Cap | • PY 25/26 - $33.50/MWh<br>• PY 26/27 - $34.50/MWh |

| Program Elements | Illinois ZEC Program |
|---|---|
| Product | • The Zero Emission Standard, passed in December 2016, requires the Illinois Power Agency (IPA) to procure zero emission credits from zero emission facilities |
| ZEC Price | • The IPA calculates the ZEC rate for each planning year based on the Social Cost of Carbon and a market price index relative to a reference price<br>• The ZEC rate has been set for planning year 2025/2026 at $1.17/MWh. The planning year 2026/2027 ZEC rate has not been set. |
| Budget Cap | • Total compensation is limited by an annual cap designed to limit the cost of ZECs to each utility's customers<br>• The annual cap is set for planning year 2025/2026 at $224M. The planning year 2026/2027 cost cap has not been set. |

43

Constellation

44 Appendix Operations/Commercial Support

Coast-to-Coast Footprint Creates Substantial Market Diversification 45 (1) Other may include ISO-NE, IESO, MISO, SPP, AESO, and assets not located in an ISO (2) Other fuel types include hydroelectric, geothermal, storage, wind and solar (3) Based on 2025 MWhs produced, excluding Calpine assets pending divestiture 50% 23% 10% 9% 8% PJM ERCOT Other (1) NYISO CAISO 42% 25% 14% 13% PJM ERCOT CAISO Other (1) 6% NYISO 52% 41% 8% Gas/Oil Nuclear Other (2) MWh Production by Location (3)MW Capacity by Location 60%36% Nuclear 4% Other (2) Gas/Oil MWh Production by Fuel Type (3)MW Capacity by Fuel Type

# Constellation is Well-Positioned on Nuclear Fuel (1)

## Diverse Sourcing Mitigates Geopolitical Risk

- We have built a diverse and resilient portfolio predominately anchored by long-term contracts from a diverse set of suppliers
- We continue to manage our risks around our nuclear fuel requirements in accordance with our fuel procurement policy; the size of our inventory holdings and contractual coverage protects against supply disruptions and near-term price volatility while allowing for capital flexibility
- We continue to pursue all available avenues to ensure continuity in our nuclear fuel supply, including working with the Administration, our diverse set of suppliers and other stakeholders to secure the nuclear fuel needed to continue to operate our nuclear fleet long-term

## Financial Risk Management

- Structure forward contracts to control price risk
- Establish metrics to measure and forecast cost variability
- Allow flexibility to pursue market opportunities and cost optimization
- Negotiate ceiling prices in market-related contracts and caps on references to inflation indexes
- Amortize fuel cost over the time the fuel is in the core

## Uranium Purchasing

- We transact predominantly in the term market (bi-lateral contracts) and opportunistically in the spot market
- Financial players are the primary participants in the uranium spot market and there are days when there are no trades in this illiquid market
- Our forward uranium contract prices are below the spot market prices
- We have engaged in multiple long-term supply contracts running well into the 2030s

## Cost by Fuel Cycle Component



U3O8
40%
Conversion
10%
Enrichment
30%
Fabrication
20%

## New Fuel Cost Amortization Schedule



50%
40%
10%
1
2
3
4
5
6
Year in Core

(1) Reference Constellation's 2025 10-K for more information on our nuclear fuel management

46

Constellation

Key Operating Metrics for the CCGT and Cogen Fleet (1) 47 55.1% 60.1% 57.8% 55.2% 2022 2023 2024 2025 Equivalent Forced Outage Factor (EFOF) (2) Equivalent Availability Factor (EAF) (2)Capacity Factor 7.5% 4.7% 4.6% 5.6% 2022 2023 2024 2025 80.2% 84.4% 82.4% 82.6% 2022 2023 2024 2025 Percentage of time units are operating during the year Percentage of time that generation could be provided after all types of outages and deratings Measures the hours generation was unavailable due to forced events (1) Includes combined Constellation and Calpine fleet, excluding Calpine assets pending divestiture (2) Calculation adjusted to exclude events outside management’s control

# California's Resource Adequacy Market Overview

## Program Overview

- California's Resource Adequacy (RA) program **establishes forward capacity requirements** that Load Serving Entities (LSEs) fulfill **primarily through bilateral contracts**
- **Slice-of-Day framework** (SoD) requires LSEs to **procure capacity in each hour of the day**, based on a forecast of the "worst day" in every month including for storage charging
- There are **three sets of RA requirements**:
  1. System – capacity needed to maintain system reliability
  2. Local – capacity for specific areas to address transmission constraints
  3. Flexible – reflects the need for dispatchable resources
- California's Independent System Operator (CAISO) can use the **Capacity Procurement Mechanism (CPM)** and **Resource-Must Run (RMR)** to procure generation **when LSEs have insufficient capacity**
- California's Public Utilities Commission (CPUC) implements **long-term capacity procurement** through the **Integrated Resource Planning (IRP)** process

## California's RA Market vs PJM's Capacity Market

| | California | PJM |
|---|---|---|
| **Program Design/ Implementation** | CPUC/CAISO | PJM |
| **Procurement and Price Formation** | Bilateral contracts (no centralized clearing house) | Centralized auctions (clearing-price) |
| **Capacity Timeframe** | Monthly/SoD on a 0-3 year forward basis | Annually on a 3-year forward basis |
| **Product** | System, local and flexible | Single product |
| **Capacity Counting** | Exceedance for solar/wind and ICAP for remaining assets | Effective Load Carrying Capacity (ELCC) |
| **Performance Risk** | LSEs have high financial risk when failing to meet requirements | Generators have high financial risk and opportunity based on performance |

48

Constellation.

49 Key Commercial Metrics 60 130 570 80 Northeast Southeast Midwest West Retail 835+ BCF of Combined Natural Gas Load Served in 2025 (2) C&I Remains a Focus for the Commercial Portfolio (million MWhs) (1) Wholesale 25% Retail 75% C&I 90% Residential 10% ~ 275 Note: Items may not sum due to rounding (1) Includes all retail and wholesale-related electric load served in 2025 by Constellation and Calpine (2) Includes all retail-related natural gas load served in 2025 by Constellation and Calpine 55 60 35 20 25 15 30 10 10 5 Midwest Mid-Atlantic ERCOT New York New England 5 West Southeast 60 90 45 35 20 5 Wholesale Retail ~275 Million MWhs of Combined Electric Load Served in 2025 (1)

50 Appendix Fleet Overview

# Nuclear Fleet Overview

| Plant Location | ISO | Type/Containment | License Renewal Status | License Expiration (1) | Capacity (MW) (2) | Policy Support (Term) | Ownership | 2-Year Capacity Factor (3) |
|---|---|---|---|---|---|---|---|---|
| Braidwood, IL (Units 1 and 2) | PJM | Pressurized Water Reactor Concrete/Steel Lined | Renewed | Unit 1: 2046 Unit 2: 2047 | 2,386 | CMC Jun '22 – May '27 | Constellation: 100% | Unit 1: 92.8% Unit 2: 96.6% |
| Byron, IL (Units 1 and 2) | PJM | Pressurized Water Reactor Concrete/Steel Lined | Renewed | Unit 1: 2044 Unit 2: 2046 | 2,350 | CMC Jun '22 – May '27 | Constellation: 100% | Unit 1: 96.0% Unit 2: 97.0% |
| Calvert Cliffs, MD (Units 1 and 2) | PJM | Pressurized Water Reactor Concrete/Steel Lined | Renewed | Unit 1: 2034 Unit 2: 2036 | 1,789 | Federal PTC Jan '24 – Dec '32 | Constellation: 100% | Unit 1: 93.8% Unit 2: 92.5% |
| Clinton, IL (Unit 1) | PJM | Boiling Water Reactor Concrete/Steel Lined/Mark III | Renewed | Unit 1: 2047 | 1,092 | ZEC Jun '17 – May '27 | Constellation: 100% | Unit 1: 93.5% |
| Dresden, IL (Units 2 and 3) | PJM | Boiling Water Reactor Steel Vessel/Mark I | Subsequently Renewed | Unit 2: 2049 Unit 3: 2051 | 1,845 | CMC Jun '22 – May '27 | Constellation: 100% | Unit 2: 94.7% Unit 3: 93.5% |
| Fitzpatrick, NY (Unit 1) | NYISO | Boiling Water Reactor Steel Vessel/Mark I | Renewed | Unit 1: 2034 | 842 | ZEC Apr '17 – Dec '49 | Constellation: 100% | Unit 1: 96.1% |
| LaSalle, IL (Units 1 and 2) | PJM | Boiling Water Reactor Concrete/Steel Lined/Mark II | Renewed | Unit 1: 2042 Unit 2: 2043 | 2,320 | Federal PTC Jan '24 – Dec '32 | Constellation: 100% | Unit 1: 94.0% Unit 2: 94.6% |
| Limerick, PA (Units 1 and 2) | PJM | Boiling Water Reactor Concrete/Steel Lined/Mark II | Renewed | Unit 1: 2044 Unit 2: 2049 | 2,315 | Federal PTC Jan '24 – Dec '32 | Constellation: 100% | Unit 1: 95.4% Unit 2: 95.7% |
| Nine Mile Point, NY (Units 1 and 2) | NYISO | Boiling Water Reactor Steel Vessel /Mark I Concrete/Steel Vessel/Mark II | Renewed (4) | Unit 1: 2029 Unit 2: 2046 | 1,675 | ZEC Apr '17 – Dec '49 | Unit 1: Constellation 100% Unit 2: Constellation: 82%, LIPA 18% | Unit 1: 93.0% Unit 2: 94.5% |

(1) Operating license renewal process takes approximately 3 to 4 years from commencement until completion of NRC review
(2) Net generation capacity is stated at estimated proportionate ownership share as of December 31, 2025 per Annual Form 10-K
(3) 2-Year capacity factor based on 2024-2025
(4) Constellation has notified the Nuclear Regulatory Commission (NRC) of intent to seek a subsequent license renewal at Ginna and Nine Mile Point 1

51

Constellation.

# Nuclear Fleet Overview (continued)

| Plant Location | ISO | Type/Containment | License Renewal Status | License Expiration (1) | Capacity (MW) (2) | Policy Support (Term) | Ownership | 2-Year Capacity Factor (3) |
|---|---|---|---|---|---|---|---|---|
| Peach Bottom, PA (Units 2 and 3) | PJM | Boiling Water Reactor Steel Vessel/Mark I | Subsequently Renewed | Unit 2: 2053 Unit 3: 2054 | 1,324 | Federal PTC Jan '24 – Dec '32 | Constellation: 50% PSEG: 50% | Unit 2: 93.9% Unit 3: 94.6% |
| Quad Cities, IL (Units 1 and 2) | PJM | Boiling Water Reactor Steel Vessel/Mark I | Renewed | Unit 1: 2032 Unit 2: 2032 | 1,403 | ZEC Jun '17 – May '27 | Constellation: 75% Mid-American Holdings: 25% | Unit 1: 93.3% Unit 2: 94.0% |
| R.E. Ginna, NY (Unit 1) | NYISO | Pressurized Water Reactor Concrete/Steel Lined | Renewed (4) | Unit 1: 2029 | 576 | ZEC Apr '17 – Dec '49 | Constellation: 100% | Unit 1: 97.3% |
| Salem, NJ (Units 1 and 2) | PJM | Pressurized Water Reactor Concrete/Steel Lined | Renewed | Unit 1: 2036 Unit 2: 2040 | 988 | Federal PTC Jan '24 – Dec '32 | Constellation: 42.59% PSEG: 57.41% | Unit 1: 91.9% Unit 2: 91.2% |
| South Texas Project Bay City, TX (Units 1 and 2) | ERCOT | Pressurized Water Reactor Concrete/Steel Lined | Renewed | Unit 1: 2047 Unit 2: 2048 | 1,164 | Federal PTC Jan '24 – Dec '32 | Constellation: 44% (5) CPS Energy: 40% Austin Energy: 16% | Unit 1: 90.0% Unit 2: 85.9% |
| **Total Nuclear** | | | | | **22,069** | | | |

(1) Operating license renewal process takes approximately 3 to 4 years from commencement until completion of NRC review
(2) Net generation capacity is stated at estimated proportionate ownership share as of December 31, 2025 per Annual Form 10-K
(3) 2-Year capacity factor based on 2024-2025
(4) Constellation has notified the Nuclear Regulatory Commission (NRC) of intent to seek a subsequent license renewal at Ginna and Nine Mile Point 1
(5) Within the 44% undivided ownership interest in STP, 2% interest was recorded as held for sale as of December 31, 2025

52

Constellation.

# Renewables Fleet (Wind)

| Asset Name | ISO (1) | Location | No. of Units | Primary Fuel Type | Primary Dispatch Type | Net Generation Capacity (MW) (2,3) | Ownership Interest (%) (4) |
|---|---|---|---|---|---|---|---|
| Beebe | MISO | Gratiot Co., MI | 34 | Wind | Intermittent | 42 | 51 |
| Beebe 1B | MISO | Gratiot Co., MI | 21 | Wind | Intermittent | 26 | 51 |
| Bluegrass Ridge | N/A | King City, MO | 26 | Wind | Intermittent | 29 | 51 |
| Bluestem | SPP | Beaver County, OK | 60 | Wind | Intermittent | 101 | 51 |
| Cassia | N/A | Buhl, ID | 13 | Wind | Intermittent | 14 | 51 |
| Conception | N/A | Barnard, MO | 23 | Wind | Intermittent | 26 | 51 |
| Cow Branch | N/A | Rock Port, MO | 23 | Wind | Intermittent | 26 | 51 |
| Criterion | PJM | Oakland, MD | 28 | Wind | Intermittent | 36 | 51 |
| Echo 1 | N/A | Echo, OR | 21 | Wind | Intermittent | 17 | 50.49 |
| Echo 2 | N/A | Echo, OR | 9 | Wind | Intermittent | 9 | 51 |
| Fair Wind | PJM | Garrett County, MD | 12 | Wind | Intermittent | 30 | |
| Fourmile Ridge | PJM | Garrett County, MD | 16 | Wind | Intermittent | 20 | 51 |
| Greensburg | SPP | Greensburg, KS | 10 | Wind | Intermittent | 6 | 51 |
| Harvest | MISO | Huron Co., MI | 31 | Wind | Intermittent | 26 | 51 |
| Harvest 2 | MISO | Huron Co., MI | 33 | Wind | Intermittent | 30 | 51 |
| High Mesa | N/A | Elmore Co., ID | 19 | Wind | Intermittent | 20 | 51 |
| Loess Hills | N/A | Rock Port, MO | 4 | Wind | Intermittent | 5 | |
| Michigan Wind 1 | MISO | Huron Co., MI | 46 | Wind | Intermittent | 35 | 51 |
| Michigan Wind 2 | MISO | Sanilac Co., MI | 50 | Wind | Intermittent | 46 | 51 |
| Mountain Home | N/A | Glenns Ferry, ID | 20 | Wind | Intermittent | 21 | 51 |
| Sendero | ERCOT | Jim Hogg and Zapata County, TX | 39 | Wind | Intermittent | 40 | 51 |
| Shooting Star | SPP | Kiowa County, KS | 65 | Wind | Intermittent | 53 | 51 |
| Threemile Canyon | N/A | Boardman, OR | 6 | Wind | Intermittent | 5 | 51 |
| Tuana Springs | N/A | Hagerman, ID | 8 | Wind | Intermittent | 9 | 51 |
| Whitetail | ERCOT | Webb County, TX | 57 | Wind | Intermittent | 47 | 51 |
| Wildcat | SPP | Lovington, NM | 13 | Wind | Intermittent | 14 | 51 |
| **Total Wind** | | | | | | **733** | |

(1) Assets noted with an ISO of N/A are in locations without an ISO
(2) Net generation capacity for Constellation assets held as of December 31, 2025, is stated at estimated proportionate ownership share per Annual Form 10-K
(3) Includes assets acquired from Calpine on January 7, 2026, with net generation capacity stated at Calpine's estimated proportionate ownership share as of December 31, 2025, except those that are pending divestiture as part of the regulatory requirements of the merger
(4) 100% ownership, unless otherwise indicated

53

Constellation.

# Renewables Fleet (Hydro/Geothermal)

| Asset Name | ISO | Location | No. of Units | Primary Fuel Type | Primary Dispatch Type | Net Generation Capacity (MW) (1,2) | Ownership Interest (%) (3) |
|---|---|---|---|---|---|---|---|
| Conowingo | PJM | Darlington, MD | 11 | Hydroelectric | Base-load | 539 (4) | |
| Muddy Run | PJM | Drumore, PA | 8 | Hydroelectric | Intermediate | 1,058 | |
| **Total Hydro** | | | | | | **1,597** | |
| Aidlin | CAISO | Sonoma County, CA | 2 | Geothermal | Base-load | 18 | |
| Big Geysers | CAISO | Lake County, CA | 1 | Geothermal | Base-load | 61 | |
| Calistoga | CAISO | Lake County, CA | 2 | Geothermal | Base-load | 69 | |
| Cobb Creek | CAISO | Sonoma County, CA | 1 | Geothermal | Base-load | 51 | |
| Eagle Rock | CAISO | Sonoma County, CA | 1 | Geothermal | Base-load | 71 | |
| Grant | CAISO | Sonoma County, CA | 1 | Geothermal | Base-load | 41 | |
| Lake View | CAISO | Sonoma County, CA | 1 | Geothermal | Base-load | 56 | |
| McCabe #5 & #6 | CAISO | Sonoma County, CA | 2 | Geothermal | Base-load | 85 | |
| Quicksilver | CAISO | Lake County, CA | 1 | Geothermal | Base-load | 53 | |
| Ridge Line #7 & #8 | CAISO | Sonoma County, CA | 2 | Geothermal | Base-load | 77 | |
| Socrates | CAISO | Sonoma County, CA | 1 | Geothermal | Base-load | 50 | |
| Sonoma | CAISO | Sonoma County, CA | 1 | Geothermal | Base-load | 53 | |
| Sulphur Springs | CAISO | Sonoma County, CA | 1 | Geothermal | Base-load | 47 | |
| **Total Geothermal** | | | | | | **732** | |

(1) Net generation capacity for Constellation assets held as of December 31, 2025, is stated at estimated proportionate ownership share per Annual Form 10-K
(2) Includes assets acquired from Calpine on January 7, 2026, with net generation capacity stated at Calpine's estimated proportionate ownership share as of December 31, 2025, except those that are pending divestiture as part of the regulatory requirements of the merger
(3) 100% ownership, unless otherwise indicated
(4) Stated at effective nameplate capacity

54

Constellation

# Renewables Fleet (Solar/Storage)

| Asset Name | ISO [1] | Location | No. of Units | Primary Fuel Type | Primary Dispatch Type | Net Generation Capacity (MW) [2,3] | Ownership Interest (%) [4] |
|---|---|---|---|---|---|---|---|
| Antelope Valley | CAISO | Lancaster, CA | 1 | Solar | Intermittent | 242 | |
| Denver Airport Solar | N/A | Denver, CO | 1 | Solar | Intermittent | 2 | 51 |
| Sacramento PV Energy | CAISO | Sacramento, CA | 4 | Solar | Intermittent | 15 | 51 |
| Solar Horizons | PJM | Emmitsburg, MD | 1 | Solar | Intermittent | 8 | 51 |
| Solar New Jersey 3 | PJM | Middle Township, NJ | 4 | Solar | Intermittent | 1 | 51 |
| Vineland Solar | PJM | Vineland, NJ | 1 | Solar | Intermittent | 4 | |
| **Total Solar** | | | | | | **272** | |
| Bear Canyon | CAISO | Sonoma County, CA | 1 | Battery Storage | Peaking | 13 | |
| Clinton Battery Storage | PJM | Blanchester, OH | 1 | Battery Storage | Peaking | 5 | |
| Nova Project I-V | CAISO | Menifee, CA | 5 | Energy Storage | Peaking | 680 | |
| Santa Ana | CAISO | Santa Ana, CA | 3 | Battery Storage | Peaking | 80 | |
| West Ford Flat | CAISO | Sonoma County, CA | 1 | Battery Storage | Peaking | 25 | |
| **Total Storage** | | | | | | **803** | |
| **Total Renewables** | | | | | | **4,137** | |

(1) Assets noted with an ISO of N/A are in locations without an ISO
(2) Net generation capacity for Constellation assets held as of December 31, 2025, is stated at estimated proportionate ownership share per Annual Form 10-K
(3) Includes assets acquired from Calpine on January 7, 2026, with net generation capacity stated at Calpine's estimated proportionate ownership share as of December 31, 2025, except those that are pending divestiture as part of the regulatory requirements of the merger
(4) 100% ownership, unless otherwise indicated

55

Constellation

# Natural Gas/Oil Fleet

| Asset Name | ISO | Location | No. of Units | Primary Fuel Type | Primary Dispatch Type | Net Generation Capacity (MW) (1,2) | Ownership Interest (%) (3) |
|---|---|---|---|---|---|---|---|
| Agnews | CAISO | San Jose, CA | 2 | Gas | Intermediate | 28 | |
| Baytown | ERCOT | Baytown, TX | 4 | Gas | Intermediate | 896 | |
| Bayview | PJM | Cape Charles, VA | 6 | Oil | Peaking | 12 | |
| Bethpage | NYISO | Bethpage, NY | 3 | Gas | Intermediate | 56 | |
| Bethpage 3 | NYISO | Levittown, NY | 2 | Gas | Intermediate | 80 | |
| Bethpage Peaker | NYISO | Bethpage, NY | 1 | Gas | Peaking | 48 | |
| Channel | ERCOT | Houston, TX | 4 | Gas | Intermediate | 845 | |
| Chester | PJM | Chester, PA | 3 | Oil | Peaking | 39 | |
| Christiana | PJM | Wilmington, DE | 2 | Oil | Peaking | 53 | |
| Colorado Bend II | ERCOT | Wharton, TX | 3 | Gas | Intermediate | 1,143 | |
| Corpus Christi | ERCOT | Corpus Christi, TX | 3 | Gas | Intermediate | 520 | |
| Creed | CAISO | Suisun City, CA | 1 | Gas | Peaking | 47 | |
| Crisfield | PJM | Crisfield, MD | 1 | Oil | Peaking | 10 | |
| Croydon | PJM | West Bristol, PA | 8 | Oil | Peaking | 391 | |
| Cumberland | PJM | Milleville, NJ | 2 | Gas | Peaking | 191 | |
| Deer Park | ERCOT | Deer Park, TX | 6 | Gas | Intermediate | 1,217 | |
| Delaware | PJM | Philadelphia, PA | 4 | Oil | Peaking | 56 | |
| Delaware City | PJM | New Castle, DE | 1 | Gas | Peaking | 23 | |
| Delta | CAISO | Pittsburg, CA | 4 | Gas | Intermediate | 882 | |
| Eddystone | PJM | Eddystone, PA | 4 | Oil | Peaking | 60 | |
| Eddystone 3, 4 | PJM | Eddystone, PA | 2 | Oil/Gas | Peaking | 760 | |
| Falls | PJM | Morrisville, PA | 3 | Oil | Peaking | 51 | |
| Feather River | CAISO | Yuba City, CA | 1 | Gas | Peaking | 47 | |
| Fore River | ISO-NE | Weymouth, MA | 3 | Oil/Gas | Intermediate | 731 | |
| Framingham | ISO-NE | Framingham, MA | 3 | Oil | Peaking | 31 | |
| Freestone | ERCOT | Fairfield, TX | 6 | Gas | Intermediate | 776 | 75 |
| Gilroy | CAISO | Gilroy, CA | 3 | Gas | Peaking | 141 | |

(1) Net generation capacity for Constellation assets held as of December 31, 2025, is stated at estimated proportionate ownership share per Annual Form 10-K
(2) Includes assets acquired from Calpine on January 7, 2026, with net generation capacity stated at Calpine's estimated proportionate ownership share as of December 31, 2025, except those that are pending divestiture as part of the regulatory requirements of the merger
(3) 100% ownership, unless otherwise indicated

56

Constellation

# Natural Gas/Oil Fleet (continued)

| Asset Name | ISO (1) | Location | No. of Units | Primary Fuel Type | Primary Dispatch Type | Net Generation Capacity (MW) (2,3) | Ownership Interest (%) (4) |
|---|---|---|---|---|---|---|---|
| Gilroy Cogeneration | CAISO | Gilroy, CA | 2 | Gas | Intermediate | 130 | |
| Goose Haven | CAISO | Suisun City, CA | 1 | Gas | Peaking | 47 | |
| Grand Prairie | AESO | Alberta, Canada | 1 | Gas | Peaking | 105 | |
| Granite Ridge | ISO-NE | Londonderry, NH | 3 | Gas | Intermediate | 695 | |
| Greenfield | IESO | Ontario, Canada | 4 | Gas | Intermediate | 1,088 | |
| Guadalupe | ERCOT | New Braunfels, TX | 6 | Gas | Intermediate | 1,040 | |
| Handley 3 | ERCOT | Fort Worth, TX | 1 | Gas | Intermediate | 375 | |
| Handley 4, 5 | ERCOT | Fort Worth, TX | 2 | Gas | Peaking | 870 | |
| Handsome Lake | PJM | Kennerdell, PA | 5 | Gas | Peaking | 268 | |
| Hermiston | N/A | Hermiston, OR | 3 | Gas | Intermediate | 635 | |
| Hidalgo | ERCOT | Edinburg, TX | 3 | Gas | Intermediate | 395 | 79 |
| Hillabee | N/A | Alexander City, AL | 3 | Gas | Intermediate | 753 | |
| King City Cogeneration | CAISO | King City, CA | 2 | Gas | Intermediate | 120 | |
| King City Peaking | CAISO | King City, CA | 1 | Gas | Peaking | 44 | |
| Lambie | CAISO | Suisun City, CA | 1 | Gas | Peaking | 47 | |
| Los Esteros | CAISO | San Jose, CA | 5 | Gas | Intermediate | 309 | |
| Los Medanos | CAISO | Pittsburg, CA | 3 | Gas | Intermediate | 572 | |
| Magic Valley | ERCOT | Edinburg, TX | 3 | Gas | Intermediate | 712 | |
| Metcalf | CAISO | Coyote, CA | 3 | Gas | Intermediate | 625 | |
| Morgan | N/A | Decatur, AL | 4 | Gas | Intermediate | 807 | |
| Moser | PJM | Lower Pottsgrove Twp., PA | 3 | Oil | Peaking | 51 | |
| Otay Mesa | CAISO | San Diego, CA | 3 | Gas | Intermediate | 608 | |
| Pasadena | ERCOT | Pasadena, TX | 5 | Gas | Intermediate | 781 | |
| Pastoria | CAISO | Arvin, CA | 5 | Gas | Intermediate | 759 | |
| Perryman | PJM | Aberdeen, MD | 5 | Oil/Gas | Peaking | 404 | |

(1) Assets noted with an ISO of N/A are in locations without an ISO
(2) Net generation capacity for Constellation assets held as of December 31, 2025, is stated at estimated proportionate ownership share per Annual Form 10-K
(3) Includes assets acquired from Calpine on January 7, 2026, with net generation capacity stated at Calpine's estimated proportionate ownership share as of December 31, 2025, except those that are pending divestiture as part of the regulatory requirements of the merger
(4) 100% ownership, unless otherwise indicated

57

Constellation

# Natural Gas/Oil Fleet (continued)

| Asset Name | ISO (1) | Location | No. of Units | Primary Fuel Type | Primary Dispatch Type | Net Generation Capacity (MW) (2,3) | Ownership Interest (%) (4) |
|---|---|---|---|---|---|---|---|
| Philadelphia Road | PJM | Baltimore, MD | 4 | Oil | Peaking | 60 | |
| Pine Bluff | MISO | Pine Bluff, AR | 2 | Gas | Intermediate | 215 | |
| Quail Run | ERCOT | Odessa, TX | 6 | Gas | Intermediate | 550 | |
| Richmond | PJM | Philadelphia, PA | 2 | Oil | Peaking | 98 | |
| Riverview | CAISO | Antioch, CA | 1 | Gas | Peaking | 47 | |
| Russell City | CAISO | Hayward, CA | 3 | Gas | Intermediate | 619 | |
| Schuylkill | PJM | Philadelphia, PA | 2 | Oil | Peaking | 30 | |
| Sherman Avenue | PJM | Vineland, NJ | 1 | Gas | Peaking | 92 | |
| South Point | N/A | Mohave Valley, AZ | 3 | Gas | Intermediate | 555 | |
| Southwark | PJM | Philadelphia, PA | 4 | Oil | Peaking | 52 | |
| Stony Brook | NYISO | Stony Brook, NY | 1 | Gas | Intermediate | 47 | |
| Sutter | CAISO | Yuba City, CA | 3 | Gas | Intermediate | 578 | |
| Tasley | PJM | Accomac, VA | 1 | Oil | Peaking | 33 | |
| Texas City | ERCOT | Texas City, TX | 4 | Gas | Intermediate | 453 | |
| Thad Hill | ERCOT | Clifton, TX | 5 | Gas | Intermediate | 792 | |
| West | PJM | Wilmington, DE | 1 | Gas | Peaking | 20 | |
| West Medway | ISO-NE | West Medway, MA | 3 | Oil | Peaking | 123 | |
| West Medway II | ISO-NE | West Medway, MA | 2 | Oil/Gas | Peaking | 189 | |
| Westbrook | ISO-NE | Westbrook, ME | 3 | Gas | Intermediate | 552 | |
| Wolf Hollow II | ERCOT | Granbury, TX | 3 | Gas | Intermediate | 1,103 | |
| Wolfskill | CAISO | Fairfield, CA | 1 | Gas | Peaking | 48 | |
| Wyman 4 | ISO-NE | Yarmouth, ME | 1 | Oil | Intermediate | 34 | 5.9 |
| Yuba City | CAISO | Yuba City, CA | 1 | Gas | Peaking | 47 | |
| Zion | PJM | Zion, IL | 3 | Gas | Peaking | 503 | |
| **Total Natural Gas/Oil/Other** | | | | | | **28,214** | |

(1) Assets noted with an ISO of N/A are in locations without an ISO
(2) Net generation capacity for Constellation assets held as of December 31, 2025, is stated at estimated proportionate ownership share per Annual Form 10-K
(3) Includes assets acquired from Calpine on January 7, 2026, with net generation capacity stated at Calpine's estimated proportionate ownership share as of December 31, 2025, except those that are pending divestiture as part of the regulatory requirements of the merger
(4) 100% ownership, unless otherwise indicated

58

Constellation

59 Appendix Reconciliation of Non-GAAP Measures

# GAAP to Non-GAAP Reconciliations for Credit Metrics (1)

**S&P FFO/Debt (2) =** $\frac{\text{FFO (a)}}{\text{Adjusted Debt (b)}}$

**Moody's FFO/Debt (3) =** $\frac{\text{FFO (c)}}{\text{Adjusted Debt (d)}}$

**S&P FFO Calculation (2)**

GAAP Operating Income
+ Depreciation & Amortization
= EBITDA
- Interest
+/- Cash Taxes
+ Nuclear Fuel Amortization
+/- Mark-to-Market Adjustments (Economic Hedges)
+/- Other S&P Adjustments
**= FFO (a)**

**Moody's FFO Calculation (3)**

Cash Flow From Operations
+/- Working Capital Adjustment
- Nuclear Fuel Amortization
+/- Other Moody's FFO Adjustments
**= FFO (c)**

**S&P Adjusted Debt Calculation (2)**

Long-Term Debt
+ Short-Term Debt
+ Purchase Power Agreement and Operating Lease Imputed Debt
+ Pension/OPEB Imputed Debt (after-tax)
+ Off-Balance Sheet AR Securitization Imputed Debt
- Off-Credit Treatment of Non-Recourse Debt
- Cash on Balance Sheet
+/- Other S&P Adjustments
**= Adjusted Debt (b)**

**Moody's Adjusted Debt Calculation (3)**

Long-Term Debt
+ Short-Term Debt
+ Underfunded Pension (pre-tax)
+ Operating Lease Imputed Debt
+ Off-Balance Sheet AR Securitization Imputed Debt
- Cash on Balance Sheet
+/- Other Moody's Debt Adjustments
**= Adjusted Debt (d)**

(1) Due to the forward-looking nature of some forecasted non-GAAP measures, information to reconcile the forecasted adjusted (non-GAAP) measures to the most directly comparable GAAP measure may not be available; therefore, management is unable to reconcile these measures
(2) Calculated using S&P Methodology
(3) Calculated using Moody's Methodology

60

Constellation.

GAAP to Non-GAAP Reconciliation 61 20272026Adjusted O&M* Reconciliation ($M) $7,775$7,925GAAP O&M ($275)($250)Decommissioning-Related Activities (1) ($300)($250) Direct cost of sales incurred to generate revenues for certain Commercial and Power businesses (2) ($125)($400)Acquisition-Related Costs (3) -($50)CCEC Settlement $7,075$6,975Adjusted O&M* Note: Items may not sum due to rounding. All amounts rounded to the nearest $25M. (1) Reflects all gains and losses associated with ARO accretion, ARO remeasurement, and any earnings neutral impacts of contractual offset for Regulatory Agreement Units (2) Reflects the direct cost of sales of certain businesses, which are included in gross margin (3) Reflects acquisition-related costs associated with the Calpine merger

62 Contact Information InvestorRelations@constellation.com Links Events and Presentations Reports & SEC Filings Constellation Sustainability Report Nuclear 101